FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2006

OPEN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-50450	98-0370750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

514 Via De La Valle, Suite 200, Solana Beach, CA 92075
(Address of principal executive offices, including zip code)

(858) 794-8800
(Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 22, 2006, Open Energy Corporation (the “Company”) entered into an Indenture agreement (the “Lease”) with Acton Management Co. Limited (“Acton”) pursuant to which the Company shall lease a 30,219 square foot manufacturing facility for a term commencing on December 1, 2006 and terminating on March 31, 2012. A copy of the Lease is attached hereto as Exhibit 10.1. Rather than alter Acton’s standard form of lease, Acton and the Company opted to simultaneously execute an amendment to the Lease, a copy of which is attached hereto as Exhibit 10.2.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On November 21, 2006, the Company was informed by its independent registered public accounting firm, f/k/a Peterson & Co., LLP (“Peterson”), that on November 15, 2006 Peterson had consummated a merger with Squar, Milner, Miranda & Williamson, LLP, a Newport Beach, California accounting firm that is also registered with the Public Company Accounting Oversight Board (United States). The name of the post-merger firm is Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner Peterson”).

We are filing this Form 8-K to provide notice that Squar Milner Peterson has succeeded Peterson as the Company’s independent registered auditor.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1 Indenture by and between the Company and Acton Management Co. Limited., dated November 22, 2006 Filed herewith.

10.2 Amendment No. 1 to Lease by and between the Company and Acton Management Co. Limited., dated November 22, 2006. Filed herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN ENERGY CORPORATION

Date: November 29, 2006	By:	/s/ Cheryl J. Bostater
Name: Cheryl J. Bostater
Title: Chief Financial Officer

EXHIBIT INDEX
Exhibit
   No.    Description

10.1	Indenture by and between the Company and Acton Management Co. Limited., dated November 22, 2006 Filed herewith.

10.2	Amendment No. 1 to Lease by and between the Company and Acton Management Co. Limited., dated November 22, 2006. Filed herewith.